Exhibit 10.7

MEDLEY CAPITAL HOLDINGS LLC
375 Park Avenue, Suite 3304
New York, NY 10152

October 27, 2010

Windsor Advisors LLC

T3 Group LLC

c/o Medley Capital Holdings LLC

375 Park Avenue, Suite 3304

New York, NY 10152

Dear Sirs:

Reference is made to that certain Limited Liability Company Agreement effective as of October 27, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Operating Agreement”) of Medley Capital Holdings LLC, a Delaware limited liability company (the “Company”), by and among the members party thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Operating Agreement.

The Company hereby agrees that, effective as of October 27, 2010, as monthly compensation to each of the Principals, on the first day of each month, the Company shall make a distribution on account of the Class B Units owned directly or indirectly by each Principal from Distributable Cash (calculated before reduction for the guaranteed payments provided hereby) in the form of guaranteed payments (which shall be “guaranteed payments” under Code §707(c)). The guaranteed payments on account of the Class B Units owned directly or indirectly by each Principal shall be conditioned on the Principal who is the direct or indirect owner of such Class B Units complying with the Minimum Commitment. The Board of Managers shall determine the amount of the guaranteed payment with respect to each such Principal and the amount of the guaranteed payment with respect to each such Principal need not be the same as that determined for any of the other Principals. The maximum guaranteed payment per each such Principal shall be:

(a)        $750,000 per annum (paid monthly) while the Company's total assets under management (on which Management Fees are collected) across all of the Funds are less than $1 billion.

(b)        $1,000,000 per annum (paid monthly) while the Company's total assets under management (on which Management Fees are collected) across all of the Funds are equal to or greater than $1 billion, but less than $1.5 billion.

(c)        $1,500,000 per annum (paid monthly) while the Company's total assets under management (on which Management Fees are collected) across all of the Funds are equal to or greater than $1.5 billion, but less than $2.0 billion.

(d)        $2,500,000 per annum (paid monthly) while the Company's total assets under management (on which Management Fees are collected) across all of the Funds are equal to or greater than $2.0 billion.

Subject to Section 14.1(a)(ix) of the Operating Agreement, the maximum guaranteed payments may be modified as determined by the Board of Managers from time to time. With respect to The guaranteed payment with respect to any such Principal who fails to provide the Minimum Commitment shall be ratably adjusted. In addition, all Principals shall be entitled to reimbursement by the Company of out-of-pocket expenses reasonably incurred in connection with meetings of the Board of Managers or other activities requested or approved by a Majority of the Board of Managers. The guaranteed payments shall be paid from Management Fees and Incentive Fees received by the Company from the Funds after the satisfaction of operating expenses of the Company. To the extent that there are insufficient funds to pay the full amount of guaranteed payments set forth in this letter agreement after the satisfaction of operating expenses of the Company, the guaranteed payments shall be paid to the extent of any such available funds and any deficiency will be accrued and paid to on account of the Class B Units owned directly or indirectly by such Principals when there are available funds from Management Fees and Incentive Fees received from the Funds in excess of operating expenses of the Company.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that may refer the governance, construction or interpretation of this letter agreement to the laws of another state.

In accordance with Section 14.1(a)(ix) of the Operating Agreement, this letter agreement may not be amended without the consent of all of the Class A Members, and any amendment hereto in violation thereof shall not be valid or effective against the Company.

[Intentionally Left Blank]

If the foregoing accurately reflects the agreement between us, please countersign the enclosed copy of this letter and return it to us.

Very truly yours,

MEDLEY CAPITAL HOLDINGS LLC

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Manager

AGREED TO AND ACCEPTED:

PRINCIPALS:		SOLE CLASS A MEMBER:

By:	/s/ Andrew Fentress	SMH PARTNERS, LLC
Andrew Fentress
		By:	/s/ Bernard L. Schwartz
By:	/s/ Seth Taube	Name:	Bernard L. Schwartz
	Seth Taube	Title:	Authorized Person

By:	/s/ Brook Taube
Brook Taube

CLASS B MEMBERS:

Windsor Advisors LLC

BY:	/s/ Andrew Fentress
Its Authorized Representative

T3 Group LLC

BY:	Brook Taube
Its Authorized Representative